Exhibit 99.1

Owens Corning Delivers Resilient First-Quarter Revenue and Margin Results from Continuing Operations While Completing Portfolio Shift to                 Branded Building Products Leader
TOLEDO, Ohio – May 6, 2026 - Owens Corning (NYSE: OC), a branded building products leader, today reported first-quarter 2026 results.
•Reported Net Sales from Continuing Operations of $2.3 Billion, a 10% Decrease from Prior Year
•Generated Net Earnings Margin from Continuing Operations of 2% and Adjusted EBITDA Margin from Continuing Operations of 16%
•Delivered Diluted EPS from Continuing Operations of $0.47 and Adjusted Diluted EPS from Continuing Operations of $1.22
•Produced Operating Cash Outflow of $154 Million and Free Cash Outflow of $387 Million
•Returned $63 Million to Shareholders through a Cash Dividend
“Our first-quarter results highlight our ability to deliver strong financial performance within current market conditions. This is driven by the strength of our team and the actions we have taken over the last several years to reshape the earnings profile of the company,” said Chair and Chief Executive Officer Brian Chambers. “With the sale of our glass reinforcements business complete, we are now well positioned to operate as a more integrated company and unlock additional cost efficiencies that can be reinvested to accelerate our growth as a branded building products leader. Executing the OC AdvantagesTM across our three complementary businesses, we are focused on enhancing our market positions, helping our customers win and grow, and delivering additional value to shareholders.”

Enterprise Performance from Continuing Operations

($ in millions, except per share amounts)	First-Quarter
	2026	2025	Change
Net Sales	$2,265	$2,530	$(265)	(10)%
Net Earnings Attributable to OC	38	255	(217)	(85)%
As a Percent of Net Sales	2%	10%	N/A	N/A
Adjusted EBITDA	369	565	(196)	(35)%
As a Percent of Net Sales	16%	22%	N/A	N/A
Diluted EPS	0.47	2.95	(2.48)	(84)%
Adjusted Diluted EPS	1.22	2.97	(1.75)	(59)%
Operating Cash Flow (Outflow)[1]	(154)	(49)	(105)	*
Free Cash Flow (Outflow)[1]	(387)	(252)	(135)	*
1 Reflects full company performance inclusive of discontinued operations.
*Calculation not meaningful.

Enterprise Strategy Updates
•In the first quarter, Owens Corning maintained a high level of safety performance with a recordable incident rate (RIR) of 0.46.

•Owens Corning completed the sale of its glass reinforcements business on April 30, 2026, advancing the company’s strategy to operate as a focused building products leader in North America and Europe and enhancing its capital efficiency. The company will realize cash proceeds from the transaction of approximately $280 million and expects to generate additional cash of approximately $50 million to $70 million from excess alloy sales over the next year. Proceeds will be used to fund organic growth initiatives and cash returns to shareholders. The sale positions the company to deliver higher, more resilient margins and cash flows in support of its capital allocation strategy.

Cash Returned to Shareholders
•Owens Corning returned $63 million to shareholders through a cash dividend. The company remains committed to returning $2 billion of cash to shareholders over 2025 and 2026 through dividends and share repurchases. At the end of the quarter, 12.5 million shares were available for repurchase under the current authorizations.
“In the first quarter, Owens Corning executed well in markets that include the carryover impact of 2025 roofing market conditions. We are delivering strong margins at this point in the cycle in Roofing and Insulation, while we continue to reinvest for future growth and margin expansion,” said Executive Vice President and Chief Financial and Operating Officer Todd Fister. “Our teams are highly focused on operational discipline and integrated execution, and in my expanded role I look forward to accelerating the benefits of our more focused company."

Other Notable Highlights
•Owens Corning has been recognized by S&P Global as a top 1% performer in the Sustainability Yearbook for the building products industry, placing the company among a select group of sustainability leaders worldwide.

First-Quarter Business Performance from Continuing Operations
•First-quarter performance was driven by solid commercial and operational execution despite the market environment, resulting in an enterprise adjusted EBITDA margin of 16%.

Segment Results ($ in millions)	Net Sales		EBITDA		EBITDA Margin
	Q1 2026	Q1 2025	Q1 2026	Q1 2025	Q1 2026	Q1 2025
Roofing	$960	$1,120	$231	$332	24%	30%
Insulation	867	909	167	225	19%	25%
Doors	475	540	34	68	7%	13%

Second-Quarter Outlook for Continuing Operations
•The key economic factors that impact the company’s business are residential repair activity, residential remodeling activity, U.S. housing starts, and commercial construction activity.
•Owens Corning expects discretionary remodeling activity and residential new construction to remain under pressure. Absent major storm activity, the company expects roofing demand to remain solid but slightly down versus prior year due to heightened restocking activity at the end of the first quarter. Non-residential construction activity in North America is expected to be stable, and market conditions in Europe are anticipated to gradually improve.
•Owens Corning anticipates inflationary impact from the Iran conflict to result in incremental costs of approximately $60 million in the second quarter.
•For the second-quarter 2026, Owens Corning expects to continue delivering strong financial performance based on structural improvements made to the company and its market-leading positions. Revenue from continuing operations is expected to be approximately $2.6 billion to $2.7 billion. The company expects to generate enterprise adjusted EBITDA margin from continuing operations of approximately 20% to 22%.
•Not included in the second-quarter outlook is the impact of potential refunds for tariffs paid under the International Emergency Economic Powers Act. Approximately $25 million in refunds may be available to Owens Corning in the quarter.

Current 2026 Financial Outlook for Continuing Operations

General Corporate EBITDA Expenses	$245 million to $255 million
Interest Expense	$255 million to $265 million
Effective Tax Rate on Adjusted Earnings	24% to 26%
Capital Additions	Approximately $800 million
Depreciation and Amortization	Approximately $680 million

First-Quarter 2026 Conference Call and Presentation
Wednesday, May 6, 2026
9 a.m. Eastern Time
All Callers
•Live dial-in telephone number: U.S. and Canada 1.833.461.5787; and other international locations +1.585.542.9983
•Meeting code: 708832778 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://events.q4inc.com/attendee/708832778
•Webcast replay will be available for one year using the above link.
About Owens Corning
Owens Corning is a branded building products leader with three complementary market‑leading businesses providing roofing, insulation, and doors primarily for residential markets in North America and Europe. The company operates with an integrated go‑to‑market strategy and a unique set of OC Advantages™ – including its iconic brand, unparalleled commercial strength, leading technology, and winning cost position – to help customers win and grow in the market. Owens Corning is committed to helping build better and achieve more through winning partnerships, leading performance, and engaging people. Founded in 1938 and headquartered in Toledo, Ohio, Owens Corning is listed on the New York Stock Exchange (NYSE: OC). For more information, visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors' understanding of the company's financial information. These non-GAAP measures include EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share attributable to Owens Corning common stockholders ("adjusted EPS") from continuing operations and free cash flow. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for adjusted EBITDA from continuing operations, Table 3 for adjusted earnings from continuing operations and adjusted EPS from continuing operations, and Table 8 for free cash flow.
For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBITDA from continuing operations, adjusted earnings from continuing operations and adjusted EPS from continuing operations) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. The company defines free cash flow as net cash flow provided by operating activities, less cash paid for property, plant and equipment. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company's mandatory debt service requirements. Free cash flow is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance.

Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and non-residential construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, and interest rate and financial markets volatility; additional changes to tariff, trade or investment policies or laws by the United States, or similar actions, including reciprocal actions, by foreign governments; availability and cost of energy and raw materials; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; our ability to achieve expected synergies, cost reductions and/or productivity improvements; issues related to acquisitions, divestitures and joint ventures or expansions; climate change, weather conditions and storm activity; legislation and related regulations or interpretations in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; uninsured losses or major manufacturing disruptions, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; loss of key employees and labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The information in this news release speaks as of May 6, 2026, and is subject to change. The company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Megan James	Darren Garvin
mediarelations@owenscorning.com	investorrelations@owenscorning.com
419.348.0768	419.248.7747
Owens Corning Company News / Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2026	2025
NET SALES	$2,265	$2,530
COST OF SALES	1,755	1,805
Gross margin	510	725
OPERATING EXPENSES
Marketing and administrative expenses	258	261
Science and technology expenses	37	35
Other expense, net	95	22
Total operating expenses	390	318
OPERATING INCOME	120	407
Non-operating income	—	—
EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	120	407
Interest expense, net	66	64
EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	54	343
Income tax expense	15	88
NET EARNINGS FROM CONTINUING OPERATIONS	39	255
Net loss from discontinued operations attributable to Owens Corning, net of tax	(143)	(348)
NET LOSS	$(104)	$(93)

NET EARNINGS FROM CONTINUING OPERATIONS	$39	$255
Net earnings attributable to non-redeemable and redeemable noncontrolling interests	1	—
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	38	255
Net loss from discontinued operations attributable to Owens Corning, net of tax	(143)	(348)
NET LOSS ATTRIBUTABLE TO OWENS CORNING	$(105)	$(93)
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic - continuing operations	$0.47	$2.97
Basic - discontinued operations	$(1.77)	$(4.05)
Basic	$(1.30)	$(1.08)

Diluted - continuing operations	$0.47	$2.95
Diluted - discontinued operations	$(1.76)	$(4.03)
Diluted	$(1.29)	$(1.08)

Table 2
Owens Corning and Subsidiaries
EBITDA Reconciliation Schedules
(unaudited)
Adjusting (expense) income items to EBITDA are shown in the table below:

	Three Months Ended
	March 31,
(In millions)	2026	2025
Restructuring excluding depreciation	$(43)	$(3)
Gains on sale of certain precious metals	12	9
Impairment of venture investment	(7)	—
Gain (Loss) on sale of businesses	4	(2)
Acquisition-related integration costs excluding depreciation	(9)	(2)
Paroc marine recall	(32)	(1)
Total adjusting items	$(75)	$1
The reconciliation from Net earnings from continuing operations attributable to Owens Corning to Adjusted EBITDA from continuing operations is shown in the table below:

	Three Months Ended March 31,
(In millions)	2026	2025
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	$38	$255
Net earnings attributable to non-redeemable and redeemable noncontrolling interests	1	—
NET EARNINGS FROM CONTINUING OPERATIONS	39	255
Income tax expense	15	88
EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	54	343
Interest expense, net	66	64
EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	120	407
Less: Adjusting items from above	(75)	1
Depreciation & Amortization	174	159
ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$369	$565
Net sales	$2,265	$2,530
ADJUSTED EBITDA as a % of Net sales	16%	22%

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings from continuing operations attributable to Owens Corning to adjusted earnings from continuing operations and a reconciliation from diluted earnings from continuing operations per share to adjusted diluted earnings from continuing operations per share are shown in the tables below:

	Three Months Ended
	March 31,
	2026	2025
RECONCILIATION TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	$38	$255
Adjustment to remove adjusting items and other adjustments (a)	75	(1)
Adjustment to remove adjusting items for depreciation and amortization (b)	5	—
Adjustment to remove tax (benefit)/expense on adjusting items and other adjustments (c)	(18)	—
Adjustment to tax expense/(benefit) to reflect pro forma tax rate (d)	(1)	2
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS	$99	$256
RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.47	$2.95
Adjustment to remove adjusting items and other adjustments (a)	0.92	(0.01)
Adjustment to remove adjusting items for depreciation and amortization (b)	0.06	—
Adjustment to remove tax (benefit)/expense on adjusting items and other adjustments (c)	(0.22)	—
Adjustment to tax expense/(benefit) to reflect pro forma tax rate (d)	(0.01)	0.03
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS	$1.22	$2.97
RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted average shares outstanding used for basic earnings per share	80.7	85.8
Unvested restricted shares and performance shares	0.4	0.5
Diluted shares outstanding	81.1	86.3

(a)	Please refer to Table 2 "EBITDA Reconciliation Schedules" for additional information on adjusting items.
(b)	To remove the impact of accelerated depreciation and amortization charges for restructuring projects and impairments which are excluded from adjusted earnings from continuing operations.
(c)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(d)
To compute adjusted earnings from continuing operations, we apply a full year pro forma effective tax rate to each quarter presented. For 2026, we have used a full year pro forma effective tax rate of 25%, which is the mid-point of our 2026 effective tax rate guidance of 24% to 26%. For comparability, in 2025, we have used an effective tax rate of 25%, which was our 2025 effective tax rate excluding the adjusting items referenced in (a), (b) and (c).

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

	March 31,	December 31,
ASSETS	2026	2025
CURRENT ASSETS
Cash and cash equivalents	$272	$345
Receivables, less allowance of $4 at March 31, 2026 and $4 at December 31, 2025	1,353	937
Inventories	1,492	1,472
Other current assets	175	165
Current assets of discontinued operations	431	426
Total current assets	3,723	3,345
Property, plant and equipment, net	4,121	4,170
Operating lease right-of-use assets	485	507
Goodwill	1,664	1,679
Intangible assets, net	2,498	2,535
Deferred income taxes	13	10
Other non-current assets	475	480
Non-current assets of discontinued operations	112	254
TOTAL ASSETS	$13,091	$12,980
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,274	$1,257
Current operating lease liabilities	84	83
Short-term debt	383	50
Long-term debt - current portion	438	435
Other current liabilities	644	613
Current liabilities of discontinued operations	189	222
Total current liabilities	3,012	2,660
Long-term debt, net of current portion	4,686	4,687
Pension plan liability	38	38
Other employee benefits liability	93	96
Non-current operating lease liabilities	432	450
Deferred income taxes	742	737
Other liabilities	309	323
Non-current liabilities of discontinued operations	96	96
Total liabilities	9,408	9,087
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid-in capital	4,237	4,256
Accumulated earnings	4,293	4,463
Accumulated other comprehensive deficit	(472)	(437)
Cost of common stock in treasury (c)	(4,415)	(4,430)
Total Owens Corning stockholders’ equity	3,644	3,853
Noncontrolling interests	39	40
Total equity	3,683	3,893
TOTAL LIABILITIES AND EQUITY	$13,091	$12,980
(a)10 shares authorized; none issued or outstanding at March 31, 2026 and December 31, 2025
(b)400 shares authorized; 135.5 issued and 80.5 outstanding at March 31, 2026; 135.5 issued and 80.2 outstanding at December 31, 2025
(c)55.0 shares at March 31, 2026 and 55.3 shares at December 31, 2025

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2026	2025
NET CASH FLOW USED FOR OPERATING ACTIVITIES
Net earnings	$(104)	$(93)
Adjustments to reconcile net losses to cash used for operating activities:
Gain/(Loss) on discontinued operations	182	362
Depreciation and amortization	174	159
Deferred income taxes	6	16
Stock-based compensation expense	18	21
Gains on sale of certain precious metals	(12)	(9)
Other adjustments to reconcile net earnings to cash from operating activities	—	(21)
Change in operating assets and liabilities	(404)	(481)
Pension fund contribution	(2)	(1)
Payments for other employee benefits liabilities	(4)	(3)
Other	(8)	1
Net cash flow used for operating activities	(154)	(49)
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(233)	(203)
Proceeds from sale of assets or affiliates	43	52
Other	—	(8)
Net cash flow used for investing activities	(190)	(159)
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	—	329
Payments on senior revolving credit and receivables securitization facilities	—	(329)
Net proceeds from commercial paper	330	501
Payments on long-term debt	—	(29)
Dividends paid	(63)	(59)
Purchases of treasury stock	(22)	(136)
Finance lease payments	(13)	(11)
Other	3	(2)
Net cash flow provided by financing activities	235	264
Effect of exchange rate changes on cash	(5)	23
Net (decrease) increase in cash, cash equivalents and restricted cash	(114)	79
Cash, cash equivalents and restricted cash, beginning of period	407	369
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$293	$448

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)
Roofing
The table below provides a summary of net sales and EBITDA for the Roofing segment:

	Three Months Ended March 31,
(In millions)	2026	2025
Net sales	$960	$1,120
% change from prior year	-14%	2%
EBITDA	$231	$332
EBITDA as a % of net sales	24%	30%

Insulation
The table below provides a summary of net sales and EBITDA for the Insulation segment:

	Three Months Ended March 31,
(In millions)	2026	2025
Net sales	$867	$909
% change from prior year	-5%	-5%
EBITDA	$167	$225
EBITDA as a % of net sales	19%	25%

Doors
The table below provides a summary of net sales and EBITDA for the Doors segment:

	Three Months Ended March 31,
(In millions)	2026	2025
Net sales	$475	$540
% change from prior year	-12%	N/A
EBITDA	$34	$68
EBITDA as a % of net sales	7%	13%

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBITDA for the Corporate, Other and Eliminations category:

	Three Months Ended March 31,
(In millions)	2026	2025
Restructuring excluding depreciation	$(43)	$(3)
Acquisition-related integration costs excluding depreciation	(9)	(2)
Gains on sale of certain precious metals	12	9
Impairment of venture investment	(7)	—
Paroc marine recall	(32)	(1)
Gain (Loss) on sale of businesses	4	(2)
General corporate expense and other	(63)	(60)
EBITDA	$(138)	$(59)

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below:

	Three Months Ended March 31,
(In millions)	2026	2025
NET CASH FLOW USED FOR OPERATING ACTIVITIES	$(154)	$(49)
Less: Cash paid for property, plant and equipment	(233)	(203)
FREE CASH FLOW	$(387)	$(252)